UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

VIELA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-39067 (Commission File Number)	82-4187338 (IRS Employer Identification No.)

One Medimmune Way, First Floor, Area Two Gaithersburg, Maryland (Address of principal executive offices)	20878 (Zip Code)

Registrant’s telephone number, including area code: (240) 558-0038

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VIE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K (the “Original Filing”) filed by Viela Bio, Inc. (the “Company”) on April 30, 2020, the Company’s Board of Directors (the “Board”) elected Rachelle Jacques as a new director of the Company, effective as of May 1, 2020.

At the time of the Original Filing, the Board had not made a determination regarding any committee assignments for Ms. Jacques. This amended Current Report on Form 8-K is being filed to provide the committee assignment information omitted from the Original Filing. On June 19, 2020, the Board appointed Ms. Jacques to the audit committee of the Board, effective immediately.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIELA BIO, INC.

Date: June 19, 2020	By:	/s/ Mitchell Chan
	Name:	Mitchell Chan
	Title:	Chief Financial Officer